Exhibit 99.1
Audited Consolidated Financial Statements of DesignLine International Holdings, LLC for the Years Ended December 31, 2008 and December 31, 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors
DesignLine International Corporation, formerly DesignLine International Holdings, LLC
Charlotte, North Carolina
We have audited the accompanying consolidated balance sheets of DesignLine International Holdings, LLC (the “Company”) as of December 31, 2008 and 2007 and the related consolidated statements of operations, members’ equity, and cash flows for each of the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of DesignLine International Holdings, LLC as of December 31, 2008 and 2007 and the consolidated results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.
As discussed in Note 2 to the consolidated financial statements, the Company’s recurring losses from operations, and its need for additional financing in order to fund its cash requirements in 2009 raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
As discussed in Note 1, the Company effected a change in reporting entity on July 22, 2009, and became DesignLine International Corporation.
LBB & Associates Ltd., LLP
Houston, Texas
August 24, 2009, except for Note 14 as to which the date is September 30, 2009

DesignLine International Holdings, LLC
Consolidated Balance Sheets

	December 31,	December 31,
	2008	2007
Assets
Current Assets
Cash and Cash Equivalents	$5,371	$143,209
Accounts Receivable, Net	1,721,122	269,692
Inventories, Net	6,893,447	2,977,120
Prepaid Expenses and Other Current Assets	907,286	998,276

Total Current Assets	9,527,226	4,388,297

Property, Plant and Equipment, Net	4,042,228	3,968,100
Intangible Assets, Net	3,951,756	5,118,893
Other Assets	2,007,500	—

Total Assets	$19,528,710	$13,475,290

Liabilities and Members’ Equity
Current Liabilities
Current Maturities of Long-Term Debt	$1,176,637	$3,669
Accounts Payable	7,045,226	4,257,333
Short-Term Borrowings	7,061,806	2,229,451
Accrued Payroll and Benefits	1,024,216	424,106
Advance Payments on Contracts	174,745	—
Other Current Liabilities	193,801	110,479

Total Current Liabilities	16,676,431	7,025,038

Long-Term Debt, Net of Current Maturities	110,464	1,225,383

Total Liabilities	16,786,895	8,250,421

Commitments and Contingencies

Members’ Equity
Member Contributions	14,127,829	11,227,829
Accumulated Other Comprehensive (Loss) Income	(958,961)	838,002
Accumulated Deficit	(10,427,053)	(6,840,962)

Total Members’ Equity	2,741,815	5,224,869

Total Liabilities and Members’ Equity	$19,528,710	$13,475,290

The accompanying notes are an integral part of these consolidated financial statements.

DesignLine International Holdings, LLC
Consolidated Statements of Operations

	For the Year Ended December 31,
	2008	2007

Sales	$28,811,793	$18,421,241

Cost of Sales	24,080,073	17,828,071

Gross Profit	4,731,720	593,170

General and Administrative Expenses	(7,861,052)	(5,239,934)
Research and Development Expenses	—	(685,291)

Operating Loss	(3,129,332)	(5,332,055)

Other Expense	(62,963)	—
Interest Income	7,860	102,565
Interest Expense	(401,656)	(229,368)

Net Loss	$(3,586,091)	$(5,458,858)

The accompanying notes are an integral part of these consolidated financial statements.

DesignLine International Holdings, LLC
Consolidated Statements of Members’ Equity

			Accumulated Other	Total
	Member	Accumulated	Comprehensive	Members’
	Contributions	Deficit	Income (Loss)	Equity

Balance as of December 31, 2006	$10,015,418	$(1,382,104)	$372,787	$9,006,101
Net Loss	—	(5,458,858)	—	(5,458,858)
Currency Translation	—	—	465,215	465,215

Total Comprehensive Loss				(4,993,643)

Contributions, Net	1,212,411	—	—	1,212,411

Balance as of December 31, 2007	11,227,829	(6,840,962)	838,002	5,224,869
Net Loss	—	(3,586,091)	—	(3,586,091)
Currency Translation	—	—	(1,796,963)	(1,796,963)

Total Comprehensive Loss				(5,383,054)

Contributions, Net	2,900,000	—	—	2,900,000

Balance as of December 31, 2008	$14,127,829	$(10,427,053)	$(958,961)	$2,741,815

The accompanying notes are an integral part of these consolidated financial statements.

DesignLine International Holdings, LLC
Consolidated Statements of Cash Flows

	For the Year Ended December 31,
	2008	2007
Cash Flows from Operating Activities
Net Loss	$(3,586,091)	$(5,458,858)
Adjustments to Reconcile Net Loss to Net Cash Used by Operating Activities
Depreciation	672,185	598,331
Amortization	579,369	376,880
Impairment Charge	53,588	—
Provision for Doubtful Accounts	870	88,807
Provision for Inventory Obsolescence	—	252,055
Loss on Disposal of Property, Plant and Equipment	9,036	—
Changes in Operating Assets and Liabilities:
Accounts Receivable	(1,452,300)	(288,947)
Inventories	(3,720,805)	(2,402,265)
Prepaids and Other Current Assets	86,537	(980,918)
Other Assets	(2,007,500)	—
Accounts Payable	2,787,893	1,958,159
Accrued Payroll and Benefits	600,110	235,811
Advance Payment on Contracts	174,745	—
Other Current Liabilities	83,322	74,321

Net Cash Used by Operating Activities	(5,719,041)	(5,546,624)

Cash Flows from Investing Activities
Purchases of Property, Plant and Equipment	(1,839,639)	(2,756,925)
Proceeds from Disposition of Property, Plant and Equipment	19,460	—

Net Cash Used by Investing Activities	(1,820,179)	(2,756,925)

Cash Flows from Financing Activities
Proceeds from Member Contributions	3,600,000	1,600,000
Repurchases of Member Ownership Units	(700,000)	(387,589)
Net Proceeds from Short-Term Borrowings	4,814,173	2,037,788
Proceeds from Long-Term Debt	239,196	1,553,983
Repayments of Long-Term Debt	(162,965)	(133,268)

Net Cash Provided by Financing Activities	7,790,404	4,670,914

Effect of Exchange Rate Changes	(389,022)	(229,969)

Net Decrease in Cash and Cash Equivalents	(137,838)	(3,862,604)
Cash and Cash Equivalents, Beginning of Period	143,209	4,005,813

Cash and Cash Equivalents, End of Period	$5,371	$143,209

Supplemental Cash Flow Information:
Cash Paid for Taxes	$—	$—

Cash Paid for Interest	$326,957	$220,409

The accompanying notes are an integral part of these consolidated financial statements.

DesignLine International Holdings, LLC
Notes to Audited Consolidated Financial Statements
1. Business and Organization
DesignLine International Holdings, LLC, a Delaware limited liability company (the “Company” or “DesignLine”), is a leading manufacturer of hybrid, electric, alternative fuel and diesel mass transit buses as well as electric trolleys. The Company is based in Charlotte, North Carolina and has two operating subsidiaries: DesignLine USA, LLC located in Charlotte, North Carolina (“DesignLine USA”) and DesignLine International Holdings (NZ) located in Rolleston, New Zealand (“DesignLine NZ”). Through its operating subsidiaries, the Company serves the private transportation industry as well as public transit authorities throughout New Zealand, Australia, the Pacific Rim countries and the United States of America.
Founded in 1985, DesignLine has over 20 years of operating history and experience in the mass transit bus industry. DesignLine introduced its first prototype hybrid bus and placed its first fleet of hybrid buses into service in 1998. DesignLine has built a strong brand reputation for quality, reliability and technical superiority. In August 2006, DesignLine acquired the original DesignLine operations in New Zealand with the intent to expand the business to North America and other world markets.
On July 22, 2009, the Company converted from a limited liability company to a C-corporation by merging with and into DesignLine International Corporation, a Delaware corporation. Each ownership unit in the limited liability company was exchanged for one share of common stock, par value $0.0001, of DesignLine International Corporation. The consolidated financial statements have not been retrospectively revised to reflect this change.
2. Summary of Significant Accounting Policies
Basis of Presentation and Consolidation
The consolidated financial statements and footnotes thereto of DesignLine have been prepared in accordance with accounting principles generally accepted in the United States of America (US GAAP) and include the results of its two wholly-owned operating subsidiaries, DesignLine USA and DesignLine NZ. The term “Company” or “DesignLine” used herein means DesignLine International Holdings, LLC and its two consolidated subsidiaries, unless otherwise indicated by the context. All material intercompany accounts and transactions have been eliminated.
Going Concern
As shown in the consolidated financial statements, the Company has incurred recurring losses from operations, and as of December 31, 2008 the current liabilities exceeded the current assets by $7,149,205. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management recognizes the need to raise production levels within each operating subsidiary to achieve operating profits and has secured significant contracts with multiple customers to accomplish this objective during 2009 and into 2010. In addition, management believes pricing for hybrid and diesel buses has been positioned to provide profitable earnings for the Company. To support this revenue growth, management has initiated efforts to refinance the Company’s debt and raise additional capital in order to provide sufficient working capital to support the increased production levels. During the first six months of 2009, the Company has raised an additional $4,300,000 by issuing convertible notes that were converted to equity during the second and third quarters of 2009. See Note 14 for additional discussion. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.
Use of Estimates
The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Estimates are based on several facts and circumstances available at the time the estimates are made, including historical experience, risk of loss, general economic conditions and trends and the assessment of the probable future outcome. Some of the more significant estimates include revenue recognition, allowances for doubtful accounts receivable, inventory costs and reserves, valuation of goodwill and intangibles, useful lives of property, product warranties, product liability and other contingencies. Actual results could differ from those estimates. Estimates and assumptions are reviewed periodically, and the effects of changes, if any, are reflected in the period that they are determined.

DesignLine International Holdings, LLC
Notes to Audited Consolidated Financial Statements
Currency Translation
The Company’s reporting currency, and the functional currency of DesignLine USA, is the United States Dollar (“USD”). The functional currency of DesignLine NZ is the New Zealand Dollar (“NZD”). Assets and liabilities of DesignLine NZ have been translated to the USD at period-end exchange rates, and income and expense accounts have been translated using average exchange rates throughout the periods presented. Adjustments resulting from the process of translating DesignLine NZ’s results into the USD have been recorded in the equity section of the Company’s consolidated balance sheets within accumulated other comprehensive (loss) income. Transactions that are denominated in a currency other than the entity’s functional currency are subject to changes in exchange rates with the resulting gains and losses recorded in the Company’s income and expense accounts. Unless otherwise indicated or the context otherwise requires, the currency used herein refers to the USD.
Cash and Cash Equivalents
Cash and cash equivalents include cash on hand, deposits held at financial institutions, bank overdrafts, other short-term, highly-liquid investments with original maturities at the time of purchase of three months or less that are readily convertible into cash and are subject to an insignificant risk of changes in value. Bank overdrafts are shown within short-term borrowings on the consolidated balance sheets.
Financial Instruments
Financial instruments, as defined in Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards (“SFAS”) No. 107, “Disclosures about Fair Value of Financial Instruments,” consist of cash, accounts receivable, accounts payable, accrued expenses, notes payable and debt.
The fair value of each class of financial instruments for which it is practicable to estimate the fair value were determined as follows:
Cash and cash equivalents, accounts receivable, accounts payable and short-term borrowings: The carrying value of these instruments is a reasonable estimate of fair value based on their short-term nature.
Long-term debt: The Company has long-term debt agreements that have both fixed and variable interest rates. The carrying values of the agreements with variable interest rates approximate fair value, as the interest rates reset with prevailing market rates. The remaining fixed rate debt agreements are not material to total long-term debt and fair value estimates have not been made.
Accounts Receivable
Accounts receivable are recorded at their fair value, less any provision for doubtful accounts. A provision for doubtful accounts is established when there is objective evidence that the Company will not be able to collect all amounts due according to the original terms of the accounts receivable. The amount of the provision is the difference between the accounts receivable’s carrying amount and the present value of estimated future cash flows. The amount of the provision is recorded as a reduction of accounts receivable.

DesignLine International Holdings, LLC
Notes to Audited Consolidated Financial Statements
Inventories
Inventories include materials and work-in-process and are recorded at the lower of cost or net realizable value using the first-in-first-out method. Costs, including an appropriate portion of fixed and variable overhead expenses, are assigned to work-in-process. Net realizable value represents the estimated selling price less all estimated costs of completion and costs to be incurred in marketing, selling and distribution. Reserves required to reduce inventory to net realizable value are recorded as a reduction of inventory. In accordance with the Company’s revenue recognition policies, certain long-term contracts are accounted for using the percentage of completion method. The American Institute of Certified Public Accountants Statement of Position 81-1 (“SOP 81-1”), “Accounting for Performance of Construction-Type and Certain Production-Type Contracts,” states that pre-contract costs may be deferred, subject to evaluation of probable recovery, but only if the costs can be directly associated with a specific anticipated contract and if their recoverability from that contract is probable. Such costs can include learning, start-up, mobilization, engineering or other service costs incurred on the basis of commitments or other indications of interest in negotiating a contract. The Company defers pre-contract costs and records them in other assets. These costs are recognized over the life of the specific contract as a component of costs to complete each bus.
Impairment of Long-Lived Assets
The Company evaluates the carrying value and recoverability of its long-lived assets when circumstances warrant such evaluation by applying the provisions of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” SFAS No. 144 requires that the Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets. Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value.
Property, Plant and Equipment, Net
Property, plant and equipment are stated at cost, less accumulated depreciation and impairment. Historical cost includes expenditures that are directly attributable to the acquisition of the assets. Subsequent costs are capitalized and included in the asset’s carrying amount or included as a separate asset, as appropriate, only when it is probable that such costs will provide future economic benefits by increasing asset values or extending useful lives. All other repairs and maintenance costs are charged to expense during the period they are incurred.
Property plant and equipment are depreciated on a straight-line basis. The following useful lives and depreciation rates have been used:

Asset	Useful Life (Years)
Buildings	12.5 to 33
Leasehold Improvements	5.5
Plant Equipment	2 to 10
Vehicles	4 to 7
Furniture and Fixtures	7 to 8
Computer Equipment	2 to 3
Intangible Assets
In accordance with SFAS No. 142, “Goodwill and Other Intangible Assets,” long-lived intangible assets are tested for impairment based on the discounted cash flows of the individual intangible asset. Intangibles with finite useful lives are amortized on a straight line basis. Patents, trademarks and licenses are amortized over a 15-year period.
Product Warranties
The Company’s products are sold with product warranties. Provisions for product warranties are recognized based on product warranty terms and the probability of warranty claims based on historical experience, known or anticipated warranty claims and new information as it becomes available. The provision for product warranties is included in other current liabilities.

DesignLine International Holdings, LLC
Notes to Audited Consolidated Financial Statements
Income Taxes
No provision for United States income taxes for the years ended December 31, 2008 and 2007 was required since the members reported their proportionate share of taxable income or loss on their respective tax returns. Such income or losses were proportionately allocated based on their respective ownership interests.
For DesignLine NZ, income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the tax rates and laws currently in effect. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized. Additionally, taxes are calculated and expensed in accordance with applicable tax code. The net deferred tax asset resulting from net operating loss carry-forwards in DesignLine NZ is fully reserved by a valuation allowance as of December 31, 2008 and 2007, resulting in no consolidated income tax provision for either year.
Revenue Recognition
The Company’s revenues are generated by the sale of buses and bus parts. Revenue from the sales of buses and bus parts is recognized when there is evidence of an agreement, collection is determined as probable, and transfer of title to the customer has occurred, all of which generally occur upon shipment or delivery of the product to the customer. Except for warranties, the Company has no post-sales obligations.
Some of the buses are sold under long-term, fixed-price, multi-unit purchase contracts. Title for each bus transfers to the buyer upon delivery although under certain default conditions the buyer has the ability to take title to work-in-process or the Company can be reimbursed by the buyer for work-in-process. In accounting for these contracts, the Company follows the provisions of SOP 81-1. Revenue for each contract is recognized during the period based on the percentage of completion, determined on the basis of the estimated costs incurred to date as a proportion of the total costs expected to be incurred during the contract. This method is used because management considers costs to be the best available measure of progress on its contracts. Contract costs include all direct material and labor costs as well as certain pre-construction costs. See the Inventories section of this Note 2 for additional information. Revenues presented exclude any goods and services taxes, if applicable.
Goods and Services Taxes
Revenues, expenses, assets and liabilities are recognized net of the amount of any goods and services tax, except for receivables and payables which are recognized inclusive of goods and services tax.
Advertising Costs
The Company expenses advertising costs as they are incurred. Advertising expense for the years ended December 31, 2008 and 2007 were $137,234 and $90,532, respectively.
Shipping and Handling
Shipping and handling costs for delivery of buses to customers are recognized as expenses in the period they are incurred and were not material for the periods presented.
Research and Development Costs
Expenditures on research and development activities are recognized as expenses in the year they are incurred.

DesignLine International Holdings, LLC
Notes to Audited Consolidated Financial Statements
Government Grants
Government grants are assistance by the government in the form of transfers of resources to the consolidated entity in return for past or future compliance with certain conditions related to the operating activities of the entity. DesignLine NZ has received government grants to assist in the development of hybrid technology. These grants have been deferred and are being accreted into income as a reduction of contract costs for contracts to construct buses using hybrid technology.
Recently Issued Accounting Pronouncements
In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements,” which defines fair value, establishes a framework for a reporting entity to measure fair value in US GAAP, and expands disclosure requirements related to fair value measurements. SFAS No. 157 does not require any new fair value measurements but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information. This statement was effective for financial statements issued for fiscal years beginning after November 15, 2008. In February 2008, however, the FASB issued FASB Staff Position (“FSP”) No. 157-2, which delayed the effective date of SFAS No. 157 for non-financial assets and non-financial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis. FSP No. 157-2 partially deferred the effective date of SFAS No. 157 to fiscal years beginning after November 15, 2008 and interim periods within those fiscal years for items within the scope of FSP No. 157-2. We adopted SFAS No. 157 in January 2009. The adoption of SFAS No. 157 did not have a material impact on the Company’s consolidated financial statements.
In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” This statement provides companies an option to report selected financial assets and liabilities at fair value. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. On January 1, 2008, the Company adopted the provisions of SFAS No. 159 and did not elect the fair value option for any items within the scope of SFAS No. 159. Accordingly, the adoption of SFAS No. 159 did not have an impact on the Company’s consolidated financial statements.
In December 2007, the FASB issued SFAS No. 141 (Revised 2007),” Business Combinations” (“SFAS No. 141(R)”), which establishes principles and requirements for the reporting entity in a business combination, including recognition and measurement in the financial statements of the identifiable assets acquired, the liabilities assumed and any non-controlling interest in the acquired entity. This statement also establishes disclosure requirements to allow evaluation of the nature and financial effects of the business combination. SFAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, and interim periods within those fiscal years.
The Company is evaluating these and other recent accounting pronouncements and, at this time, does not anticipate that adoption of these standards will have a material effect on its consolidated financial statements.
3. Accounts Receivable, Net
Accounts receivable consists of the following:

	December 31,
	2008	2007
Accounts Receivable	$1,721,122	$269,692
Less: Allowance for Doubtful Accounts	—	—

Accounts Receivable, Net	$1,721,122	$269,692

DesignLine International Holdings, LLC
Notes to Audited Consolidated Financial Statements
The following table presents the activity in our allowance for doubtful accounts:

	December 31,
	2008	2007
Balance, Beginning of Year	$—	$—
Bad Debt Expense	870	88,807
Accounts Receivable Written-Off	(870)	(88,807)

Balance, End of Year	$—	$—

4. Inventories, Net
Inventories consist of the following:

	December 31,
	2008	2007
Raw Materials and Supplies	$2,771,311	$1,976,892
Work-in-Process	4,180,916	1,265,402

	6,952,227	3,242,294
Less: Obsolescence Reserves	(58,780)	(265,174)

Inventories, Net	$6,893,447	$2,977,120

The Company charged $252,055 to cost of sales during 2007 for inventory obsolescence.
5. Property, Plant and Equipment
Property, plant and equipment consist of the following:

	December 31,
	2008	2007
Land and Buildings	$404,382	$590,681
Leasehold Improvements	139,673	178,919
Vehicles	2,190,066	2,207,381
Plant and Equipment	2,021,185	1,316,177
Furniture and Fixtures	408,972	419,660

	5,164,278	4,712,818
Less: Accumulated Depreciation	(1,122,050)	(744,718)

Property, Plant and Equipment, Net	$4,042,228	$3,968,100

The Company has various vehicles and equipment that are pledged as security for related loans. DesignLine NZ had a property at 28a Wills Street, Ashburton, New Zealand pledged as security for a mortgage note. In January 2009, DesignLine NZ entered into an agreement to sell the property. The net book value at the time of sale was $338,335. As of December 31, 2008, the value of the property was written-down to the selling price, with the resulting impairment charge of $53,588 recorded in the consolidated financial statements.
The Company charged $672,185 and $598,331 of depreciation expense to cost of sales during 2008 and 2007, respectively.

DesignLine International Holdings, LLC
Notes to Audited Consolidated Financial Statements
6. Intangible Assets
Intangible assets consist of the following:

	December 31, 2008			December 31, 2007
	Gross			Gross
	Carrying	Accumulated		Carrying	Accumulated
	Amount	Amortization	Net	Amount	Amortization	Net
Loan Origination Costs	$37,196	$—	$37,196	$—	$—	$—
Patents, Trademarks and Drawings	4,654,864	740,304	3,914,560	5,432,469	313,576	5,118,893

Total	$4,692,060	$740,304	$3,951,756	$5,432,469	$313,576	$5,118,893

Amortization expense for intangible assets was $579,369 and $376,880 for the years ended December 31, 2008 and December 31, 2007, respectively. Future amortization expense is as follows:

For the Years Ending December 31,	Amount
2009	$334,571
2010	320,447
2011	308,048
2012	308,048
2013	308,048
Thereafter	2,372,594

Total	$3,951,756

7. Debt and Credit Facilities
Short-term borrowings consist of the following:

	December 31,
	2008	2007
Revolving Credit Facility (1)	$5,940,814	$—
Overdraft Facility (2)	1,120,992	1,966,984
Hire Purchase Liability (3)	—	262,467

Total	$7,061,806	$2,229,451

(1)	$7.0 million revolving line of credit with a lender in the United States, collateralized by a first-priority interest in all U.S. assets of DesignLine and DesignLine USA, jointly, and the members’ equity of DesignLine USA. Interest is at the 30-day LIBOR rate plus 3.50% per annum (3.94% at December 31, 2008), payable monthly with all remaining interest and principal due at maturity. The termination date for the facility was August 21, 2009. The facility required certain covenants, including minimum earnings before interest, taxes, depreciation and amortization (EBITDA) levels and minimum equity levels, with which the Company is currently in default. See Note 14 for additional information.

(2)	$4.0 million NZD credit facility with a lender in New Zealand, collateralized by all of the property of DesignLine NZ. This facility provides for letters of credit, an overdraft facility and other instruments up to a limit of $4.0 million NZD, or approximately $2.4 million USD at December 31, 2008. As of December 31, 2008, the Company had amounts outstanding under the overdraft facility. Overdrafts bear interest at a variable rate based on the Official Cash Rate established by the Reserve Bank of New Zealand (4.85% per annum at December 31, 2008). This credit facility requires mandatory repayments of $100,000 NZD per month beginning in February 2009, until outstanding amounts under the facility are below $3.0 million NZD, if applicable. This facility has no stated maturity date and all amounts due are payable upon demand.

(3)	Installment loan, with a New Zealand finance company for payment of public liability and other insurance policies. Balance was paid in the fourth quarter of 2008.

DesignLine International Holdings, LLC
Notes to Audited Consolidated Financial Statements
Long-term debt consists of the following:

	December 31,
	2008	2007
Equipment Loan (1)	$24,280	$—
Vehicle Note (2)	800,000	800,000
Vehicle Note (3)	40,018	—
Mortgage Note (4)	299,033	397,530
Capital Lease (5)	123,770	—
Other	—	31,522

Total Long-Term Debt	1,287,101	1,229,052
Less: Current Maturities	(1,176,637)	(3,669)

Total Long-Term Debt, Net of Current Maturities	$110,464	$1,225,383

(1)	Equipment loan bears interest at 7.25% per annum and is secured by the equipment purchased. The loan is repaid in monthly installments of $773 and matures in November 2011.

(2)	The Company has an interest-free $800,000 vehicle loan with a lender in the United States that was due in May 2009, but has not been repaid. Management has deemed that the fair value adjustment related to this interest-free rate is insignificant. This loan provided funding for the Company to build two hybrid buses that were used by the lender for promotional purposes. The lender has recently decided to discontinue this promotional activity and has agreed to allow the Company to sell the two hybrid buses securing this debt and repay the amounts due when the buses are sold.

(3)	DesignLine has a vehicle loan that bears interest at LIBOR plus 3.50% per annum (3.94% at December 31, 2008) and is secured by the two purchased vehicles. The loan is repaid in monthly installments of $1,089 and matures in May 2012. This loan was repaid on May 31, 2009.

(4)	Mortgage note bears interest at 7.90% per annum and matures in January 2037. The note is secured by a property in New Zealand. This mortgage was repaid in March 2009 following the sale of the property and the balance outstanding at the end of 2008 has been presented as a current maturity of long-term debt.

(5)	Capital lease secured by computer equipment payable in monthly installments of $4,605, including interest at 7.35% per annum with a final payment due in September 2010.

DesignLine International Holdings, LLC
Notes to Audited Consolidated Financial Statements
At December 31, 2008, aggregate amounts of maturities on long-term debt were as follows:

For the Years Ending December 31,	Amount
2009	$1,176,637
2010	83,448
2011	21,571
2012	5,445
2013	—

Total	$1,287,101

On July 15, 2008, DesignLine issued a $500,000 irrevocable standby letter of credit through a lender in the United States for the benefit of the owner of its leased office and manufacturing facility in Charlotte, North Carolina pursuant to the lease agreement. The letter of credit extends automatically for one-year periods through 2015 without written amendment unless terminated earlier.
On November 4, 2008 and December 22, 2008, DesignLine USA issued irrevocable standby letters of credit in the amounts of $447,841 and $4,172,435, respectively, through a lender in the United States for the benefit of the New York City Transit Authority in the event of non-performance of obligations under a contract to deliver hybrid buses. These letters of credit expire on October 31, 2009, and December 3, 2009, respectively, but extend automatically for one-year periods without written amendment unless terminated earlier.
8. Leases
During 2008, DesignLine NZ entered into an operating lease agreement for its new main office and manufacturing facility located in Rolleston, New Zealand. During early 2009, DesignLine NZ moved its operations from Ashburton, New Zealand to the Rolleston location. The new facility is leased under a non-cancelable operating lease with a 15-year term without any renewal option. The Company is negotiating a sub-lease of the remaining lease obligation related to the Ashburton facility that expires in October 2011.
DesignLine’s headquarters and its U.S. manufacturing operations are located in a single facility in Charlotte, North Carolina. This facility is leased under a non-cancelable operating lease with a 124-month term with an option to renew for two additional five-year periods.
Certain pieces of equipment are leased under operating leases that generally have terms ranging from three to five years. Lease expenses are recognized ratably over the respective lease term. Lease expenses were $473,939 in 2008 and $202,567 in 2007.
Future minimum lease payments at December 31, 2008 for those leases having an initial or remaining non-cancelable lease term in excess of one year are as follows:

For the Years Ending December 31,	Amount
2009	$880,079
2010	1,251,449
2011	1,238,364
2012	1,104,672
2013	1,114,430
Thereafter	8,403,646

Total	$13,992,640

DesignLine International Holdings, LLC
Notes to Audited Consolidated Financial Statements
9. Employee Benefits Plan
DesignLine NZ began contributing up to 1.0 percent of eligible and participating employees’ gross earnings into a defined contribution plan during 2008. The total amount contributed to this plan during 2008 was $725. The Company has no other defined benefit or defined contribution benefit plans.
10. Members’ Equity
For the years ended December 31, 2008 and 2007, the Company was a Delaware limited liability company, authorized to issue ownership units as deemed necessary by its Managing Members. Members received ownership units in proportion to the total capitalization of the Company. Income, losses, distributions and capital calls were allocated among the members in proportion to their respective ownership units. During 2007 and 2008, the Company sold or issued 1,600,000 and 1,900,000 ownership units for $1,600,000 and $3,600,000, respectively. During 2007, the Company repurchased 387,589 ownership units for $387,589 from an officer and director. During 2008, the Company repurchased 700,000 shares from directors and an officer for $700,000. As of December 31, 2007 and 2008, the Company had issued and outstanding ownership units of 28,100,000 and 29,300,000, respectively. During the first six months of 2009, the Company raised $4,300,000 from the sale of convertible notes to existing members and employees.
11. Income Taxes
Deferred income taxes relate to DesignLine NZ only and reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for New Zealand income tax reporting purposes. The Company’s deferred tax asset of $599,000 and $1,096,611 at December 31, 2008 and 2007, respectively, was subject to a valuation allowance of $599,000 and $1,096,611 at December 31, 2008 and 2007, respectively, because of uncertainty regarding the Company’s ability to realize future tax benefits with these assets. Deferred tax assets were comprised primarily of net operating loss carryovers generated by DesignLine NZ.
At December 31, 2008, the Company had net operating loss carryforwards of approximately $1,998,000 for New Zealand income tax purposes. The ability of the Company to utilize these carryforwards may be limited should changes in ownership occur.
The difference between the reported income tax provision and the benefit normally expected by applying the statutory rate to the loss before income taxes results from the change during 2008 and 2007 of the deferred tax valuation allowance. As a result, the reported effective tax rate is 0%.
12. Related Party Transactions
DesignLine NZ leases the adjoining land to its facility in Ashburton, New Zealand from a former director of DesignLine. There is also a right of first refusal option on this property to purchase the land, at fair market value, for future expansion. Total amounts paid under this lease were $16,368 and $16,858 during the years ended December 31, 2008 and December 31, 2007, respectively.
During 2008, DesignLine paid consulting fees to a director in the amount of $129,000 and provided the director with $37,654 in medical benefits. Each of five directors earned director fees in the amount of $25,000 for 2008.

DesignLine International Holdings, LLC
Notes to Audited Consolidated Financial Statements
13. Commitments and Contingencies
Contingencies
In August 2006, the Company entered into an asset purchase agreement to acquire the business that became DesignLine NZ. The asset purchase agreement contained a delayed compensation, or “earn-out” provision, where the sellers would receive cash payments if certain performance benchmarks related to revenues and gross margins were achieved for the year ended December 31, 2008 and years ending December 31, 2009 and 2010, respectively. The first performance benchmark was not met as of December 31, 2008, and the related payment was not earned. In June, 2009, the Company entered into an agreement to cancel this earn-out provision. While no payment was earned or expected to be earned under the original earn-out agreement, the Company’s board of directors determined that the continued involvement of the sellers in the development of technology and the business was critical. In exchange for this cancellation, the Company issued 888,000 ownership units to the sellers along with the right to acquire an additional 444,000 shares in the event the Company becomes a publicly traded company. These ownership units and rights have an estimated fair value of $2,768,000 based on the values for capital contributions made around the time of the transaction and internal equity valuation models. The original purchase transaction occurred in 2006. In accordance with FASB Statement No. 141, “Business Combinations,” which was applicable at the time of the transaction, contingent consideration in a business combination is not recorded as a liability or shown as outstanding securities unless the outcome of the contingency is determinable beyond a reasonable doubt. This contingency was resolved in the second quarter of 2009, and additional consideration has been recorded as goodwill related to the acquisition.
Bus manufacturing contracts in the mass transit bus industry typically include liquidated damages provisions that result in fines on a per-bus-per-day basis when buses are not delivered to the customer by the deadline specified in the contract. Management does not believe that such provisions will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows.
The Company is, from time to time, involved in litigation and various claims and complaints arising out of its operations in the ordinary course of business, most of which relate to employment matters and commercial claims. While the outcome of these routine claims and legal proceedings cannot be predicted with certainty, management does not believe that these claims will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows.
Commitments
The Company has entered into employment agreements with executive officers and certain employees. These employment agreements include severance arrangements, which provide for various payments upon cessation of employment, depending on the circumstances. Termination without cause as defined in these agreements can result in payment of all salary and benefits through the remaining term of the agreement. These agreements also contain change-of-control provisions. Under each agreement, a change-of-control means a sale of the Company, which involves the transfer of over 50% of our capital stock or sale of substantially all of our assets to a single unrelated entity during the employment. Upon a change-of-control, payments of two to three times annual salary will be triggered.
Concentration
All of the Company’s sales during 2008 and 2007 were generated by DesignLine NZ. The Company’s customer base and revenues generated by each customer will depend on the contracts in place during the respective period. An individual customer’s revenues may represent a significant portion of the Company’s total revenues. During 2008, two customers represented 49% and 39% of total revenues, and during 2007, four customers represented 14%, 14%, 14% and 12% of total revenues. DesignLine NZ assets represented approximately 55% and 85% of total assets as of December 31, 2008 and 2007, respectively.
14. Subsequent Events
On July 22, 2009, the Company converted from a limited liability company to a C-corporation by merging with and into DesignLine International Corporation, a Delaware corporation. Each of the 31,921,000 outstanding ownership units in the limited liability company was exchanged for one share of common stock, par value $0.0001, of DesignLine International Corporation. The consolidated financial statements have not been retrospectively revised to reflect this change. Following the conversion to a C-corporation, $2,300,000 of convertible notes that had been issued in the first six months of 2009 were converted to 2,300,000 shares of common stock.

DesignLine International Holdings, LLC
Notes to Audited Consolidated Financial Statements
The Company is currently in default under the $7,000,000 revolving line of credit facility in the United States. The outstanding balance of this facility as of September 30, 2009 was $6,518,158.
The Company also has an interest-free $800,000 vehicle loan with a lender in the United States that was due in May 2009, but has not been repaid. This loan provided funding for the Company to build two hybrid buses that were used by the lender for promotional purposes. The lender has recently decided to discontinue this promotional activity. The lender has agreed to allow the Company to sell the two hybrid buses securing this debt and repay the amounts due when the buses are sold.
In June 2009, the Company entered into an agreement with Modern Arabian Business Company (“MABCO”) to acquire the rights to sell the Company’s proprietary hybrid and electric technologies and overall vehicle designs within a defined geographical region in the Middle East and North Africa. As a result of MABCO’s efforts, the Company acquired several customer relationships that MABCO developed in the region. In exchange for these rights and customer relationships, the Company issued 1,133,000 ownership units to MABCO along with the right to acquire an additional 400,000 shares in the event the Company becomes a publicly traded company. The estimated fair value of the rights and customer relationships exceeds the estimated fair value of the ownership units and rights issued to MABCO. These ownership units and rights have an estimated fair value of $3,185,000 based on values for capital contributions made around the time of the transaction and internal equity valuation models. The acquired rights and customer relationships have been recorded as intangible assets at the estimated fair value of the consideration provided. The Company has determined that this transaction was an acquisition of assets in accordance with FASB Statement No. 141(R), “Business Combinations,” as the acquired intangible assets did not have the business processes to meet the definition of a business.
In July 2009, the Company executed a letter of intent with an investment advisor to facilitate the acquisition of a public company for the purpose of providing the Company with additional capital-raising alternatives. The Company also executed an engagement letter with an additional investment advisor to identify investors as a source of potential financing in the form of a private investment in public equity, in convertible debt or equity, or in a combination thereof.
On September 3, 2009, the Company executed an Asset Purchase and Technology Transfer Agreement with Transportation Techniques, LLC. The agreement provides the Company with intellectual property including patents related to hybrid technology, trademarks and vehicle designs. In exchange for the assets acquired, the Company has issued a $750,000 note payable and 880,000 shares of common stock. The promissory note, is secured by a lien on the patents acquired, bears interest at 3.25% per annum and matures on December 15, 2009. Due to the recent closing of this transaction, the Company has not yet completed the related purchase accounting.
Between the end of the second quarter of 2009 and September 30, 2009, the Company has raised an additional $3,531,074 through the issuance of subordinated convertible notes and sale of common shares.

Unaudited Consolidated Financial Statements of DesignLine International Holdings, LLC for the Periods Ended July 4, 2009 and June 30, 2008

DesignLine International Holdings, LLC
Consolidated Balance Sheets

	As of July 4,	As of December 31,
	2009	2008
	(Unaudited)
Assets
Current Assets
Cash and Cash Equivalents	$222,794	$5,371
Restricted Cash	4,172,435	—
Accounts Receivable, Net	6,555,786	1,721,122
Inventories, Net	7,241,849	6,893,447
Prepaid Expenses and Other Current Assets	2,964,198	907,286

Total Current Assets	21,157,062	9,527,226

Property, Plant and Equipment, Net	5,168,280	4,042,228
Goodwill	2,768,000	—
Intangible Assets, Net	6,882,056	3,951,756
Other Assets	3,407,000	2,007,500

Total Assets	$39,382,398	$19,528,710

Liabilities and Members’ Equity
Current Liabilities
Current Maturities of Long-Term Debt	$877,604	$1,176,637
Accounts Payable	9,583,521	7,045,226
Short-Term Borrowings	7,807,356	7,061,806
Accrued Payroll and Benefits	1,185,142	1,024,216
Advance Payments on Contracts	9,372,549	174,745
Convertible Notes	2,300,000	—
Other Current Liabilities	243,701	193,801

Total Current Liabilities	31,369,873	16,676,431

Long-Term Debt, Net of Current Maturities	208,811	110,464

Total Liabilities	31,578,684	16,786,895

Commitments and Contingencies

Members’ Equity
Contributions	22,080,829	14,127,829
Accumulated Other Comprehensive Loss	(949,613)	(958,961)
Accumulated Deficit	(13,327,502)	(10,427,053)

Total Member’s Equity	7,803,714	2,741,815

Total Liabilities and Members’ Equity	$39,382,398	$19,528,710

The accompanying notes are an integral part of these consolidated financial statements.

DesignLine International Holdings, LLC
Consolidated Statements of Operations
Unaudited

	For the Three Month Period Ended		For the Six Month Period Ended
	July 4, 2009	June 30, 2008	July 4, 2009	June 30, 2008
Sales	$14,424,518	$7,382,751	$22,043,190	$13,156,867

Cost of Sales	12,964,799	6,412,863	20,891,549	10,959,212

Gross Profit	1,459,719	969,888	1,151,641	2,197,655

General and Administrative Expenses	(1,831,405)	(1,800,295)	(3,686,324)	(3,539,997)

Operating Loss	(371,686)	(830,407)	(2,534,683)	(1,342,342)

Other Expense	(5,902)	(10,211)	(8,915)	(13,380)
Interest Income	27,038	5,819	44,031	7,717
Interest Expense	(227,039)	(84,387)	(400,882)	(164,013)

Net Loss	$(577,589)	$(919,186)	$(2,900,449)	$(1,512,018)

The accompanying notes are an integral part of these consolidated financial statements.

DesignLine International Holdings, LLC
Consolidated Statements of Cash Flows
Unaudited

	For the Six Month Period Ended
	July 4, 2009	June 30, 2008
Cash Flows from Operating Activities
Net Loss	$(2,900,449)	$(1,512,018)
Adjustments to Reconcile Net Loss to Net Cash Provided (Used) by Operating Activities
Depreciation	388,485	314,947
Amortization	196,406	219,258
Loss on Disposal of Property, Plant and Equipment	4,273	1,461
Changes in Operating Assets and Liabilities:
Restricted Cash	(4,172,435)	—
Accounts Receivable	(4,834,664)	(1,315,451)
Inventories	(348,402)	(1,938,763)
Prepaids and Other Current Assets	(2,056,912)	(200,281)
Other Assets	(1,399,500)	—
Accounts Payable	2,538,295	(66,651)
Accrued Expenses	160,926	295,558
Advance Payment on Contracts	9,197,804	468,663
Other Current Liabilities	49,900	264,292

Net Cash Used by Operating Activities	(3,176,273)	(3,468,985)

Cash Flows from Investing Activities
Purchases of Property, Plant and Equipment	(1,525,227)	(235,179)
Proceeds from Disposition of Property, Plant and Equipment	267,200	—

Net Cash Used by Investing Activities	(1,258,027)	(235,179)

Cash Flows from Financing Activities
Member Contributions	—	2,900,000
Issuance of Convertible Notes	4,300,000	—
Net Proceeds from Short-Term Borrowings	745,550	121,111
Proceeds from Long-Term Borrowings	175,630	112,063
Repayments of Long-Term Borrowings	(376,316)	(1,835)

Net Cash Provided by Financing Activities	4,844,864	3,131,339

Effect of Exchange Rate Changes	(193,141)	750,482

Net Increase in Cash and Cash Equivalents	217,423	177,657
Cash and Cash Equivalents, Beginning of Period	5,371	143,209

Cash and Cash Equivalents, End of Period	$222,794	$320,866

Supplemental Cash Flow Information:
Cash Paid for Taxes	$—	$—

Cash Paid for Interest	$271,456	$154,230

Noncash Investing Activities:
Acquisition of Goodwill with Ownership Units	$2,768,000	$—

Acquisition of Intangibles with Ownership Units	$3,185,000	$—

Conversion of Debt to Ownership Units	$2,000,000	$—

The accompanying notes are an integral part of these consolidated financial statements.

DesignLine International Holdings, LLC
Notes to Unaudited Consolidated Financial Statements
1. Summary of Significant Accounting Policies
Basis of Presentation and Consolidation
The unaudited consolidated financial statements and footnotes thereto of DesignLine International Holdings, LLC (the “Company” or “DesignLine”) have been prepared in accordance with accounting principles generally accepted in the United States of America (US GAAP) applicable to interim financial information. Accordingly, they do not include all of the information and disclosures required by US GAAP for complete financial statements. In the opinion of management, such interim consolidated financial statements contain all adjustments necessary to present fairly the financial position of DesignLine and its subsidiaries as of July 4, 2009 and the results of its operations and cash flows for the periods presented. Such adjustments include normal, recurring accruals. Operating results for the six-month period ended July 4, 2009 are not necessarily indicative of the results that may be expected for the year ended January 2, 2010.
The unaudited consolidated financial statements include the results of the two wholly-owned operating subsidiaries: DesignLine USA, LLC (“DesignLine USA”) and DesignLine International Holdings (NZ) (“DesignLine NZ”). The term “Company” or “DesignLine” used herein means DesignLine International Holdings, LLC and its two consolidated subsidiaries, unless otherwise indicated by the context. All material intercompany accounts and transactions have been eliminated. For further information, refer to the Company’s consolidated financial statements for the year ended December 31, 2008. The Company does not expect the effects of any recently issued or adopted accounting pronouncements to have a material impact on the Company’s consolidated financial statements
On July 22, 2009, the Company converted from a limited liability company to a C-corporation by merging with and into DesignLine International Corporation, a Delaware corporation. Each ownership unit in the limited liability company was exchanged for one share of common stock, par value $0.0001, of DesignLine International Corporation. The consolidated financial statements have not been retrospectively revised to reflect this change.
As shown in the consolidated financial statements, the Company has incurred recurring losses from operations, and as of July 4, 2009 the current liabilities exceeded the current assets by $10,212,811. These factors raise concern about the Company’s ability to continue as a going concern. Management recognizes the need to raise production levels within each operating subsidiary to achieve operating profits and has secured significant contracts with multiple customers to accomplish this objective during 2009 and into 2010. In addition, management believes pricing for hybrid and diesel buses has been positioned to provide profitable earnings for the Company. To support this revenue growth, management has initiated efforts to re-finance the Company’s debt and raise additional capital in order to provide sufficient working capital to support the increased production levels. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.
In April 2009, the Company changed its financial reporting calendar from a calendar month-end schedule to a production schedule. The new fiscal year is based on 13 weeks of production in each fiscal quarter. The fiscal year begins in the month of January. The production week begins on Sunday and ends on Saturday. Under this method, our fiscal year end is the Saturday that falls closest to the last day of the fiscal year month end. As a result of this change, the second quarter of 2009 ended on July 4, 2009. For the 2009 fiscal year, our fiscal year end will be on Saturday, January 2, 2010.
2. Concentration
The Company’s customer base and revenues generated by each customer will depend on the contracts in place during the respective period. An individual customer’s revenues may represent a significant portion of the Company’s total revenues. During the first six months of 2009, five customers represented 26%, 22%, 22%, 18% and 10% of total revenues, and during the first six months of 2008, three customers represented 49%, 22% and 12% of total revenues.

DesignLine International Holdings, LLC
Notes to Unaudited Consolidated Financial Statements
3. Accounts Receivable
Accounts receivable consist of the following:

	July 4, 2009	December 31, 2008
Trade Accounts Receivable	$1,351,911	$1,721,122
Costs and Estimated Earnings in Excess of Billings on Uncompleted Contracts	5,203,875	—
Less: Allowance for Doubtful Accounts	—	—

Accounts Receivable, Net	$6,555,786	$1,721,122

Costs in excess of billings on uncompleted contracts represents the amounts earned in accordance with the percentage of completion method of accounting for long-term contracts, but have not been billed to the customer. As of July 4, 2009, DesignLine USA has two significant contracts in process. The New York City Transit Authority contract has projected revenues of $50,382,000 and costs incurred through July 4, 2009 of $3,318,184. The City of Baltimore contract has projected revenues of $12,228,000 and costs incurred through July 4, 2009 of $1,724,000.
4. Goodwill and Intangible Assets
In June 2009, the Company entered into an agreement with Modern Arabian Business Company (“MABCO”) to acquire the rights to sell the Company’s proprietary hybrid and electric technologies and overall vehicle designs within a defined geographical region in the Middle East and North Africa. As a result of MABCO’s efforts, the Company has acquired several customer relationships that MABCO developed in the region. In exchange for these rights and customer relationships, the Company issued 1,133,000 ownership units to MABCO along with the right to acquire an additional 400,000 shares in the event the Company becomes a publicly-traded company. The estimated fair value of the rights and customer relationships exceeds the estimated fair value of the ownership units and rights issued to MABCO. These ownership units and rights have an estimated fair value of $3,185,000 based on values for capital contributions made around the time of the transaction and internal equity valuation models. The acquired rights and customer relationships have been recorded as intangible assets at the estimated fair value of the consideration provided. The Company has determined that this transaction was an acquisition of assets in accordance with Financial Accounting Standards Board (“FASB”) Statement No. 141(R), “Business Combinations,” as the acquired intangible assets did not have the business processes to meet the definition of a business.
Also in June 2009, the Company entered into an agreement to cancel the earn-out provision with the sellers of the business that became DesignLine NZ. While no payment was earned or expected to be earned under the original earn-out agreement, the Company’s board of directors determined that the continued involvement of the sellers in the development of technology and the business was critical. In exchange for this cancellation, the Company issued 888,000 ownership units to the sellers along with the right to acquire an additional 444,000 shares in the event the Company becomes a publicly-traded company. These ownership units and rights have an estimated fair value of $2,768,000 based on the above-mentioned fair value estimates. The original purchase transaction occurred in 2006. In accordance with FASB Statement No. 141, “Business Combinations,” which was applicable at the time of the transaction, contingent consideration in a business combination is not recorded as a liability or shown as outstanding securities unless the outcome of the contingency is determinable beyond a reasonable doubt. This contingency was resolved in the second quarter of 2009 and additional consideration has been recorded as goodwill related to the acquisition.

DesignLine International Holdings, LLC
Notes to Unaudited Consolidated Financial Statements
5. Debt and Credit Facilities
The Company is currently in default under the $7,000,000 credit facility in the United States. The outstanding balance of this facility as of September 30, 2009 was $6,518,158.
The Company also has an interest-free $800,000 vehicle loan with a lender in the United States that was due in May 2009, but has not been repaid. This loan provided funding for the Company to build two hybrid buses that were used by the lender for promotional purposes. The lender has recently decided to discontinue this promotional activity. The lender has agreed to allow the Company to sell the two hybrid buses securing this debt and repay the amounts due when the buses are sold.
The Company is currently in compliance with all other debt agreements.
6. Members’ Equity
During the first six months of 2009, the Company raised $4,300,000 from the sale of convertible notes to existing members and employees. During the second quarter of 2009, a convertible note in the amount of $2,000,000 was converted into 2,000,000 ownership units. As mentioned in Note 8 below, the Company converted into a corporation on July 22, 2009. The remaining convertible notes in the amount of $2,300,000 convertible notes issued during the first six months of 2009 were subsequently converted to 2,300,000 shares of common stock during the third quarter of 2009. As mentioned in Note 4, the Company issued ownership units and the rights to acquire additional shares in the event the Company becomes a publicly traded company with an estimated fair value of $5,953,000.
7. Contingencies
Bus manufacturing contracts in the mass transit bus industry typically include liquidated damages provisions that result in fines on a per-bus-per-day basis when buses are not delivered to the customer by the deadline specified in the contract. Management does not believe that such provisions will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows.
The Company is, from time to time, involved in litigation and various claims and complaints arising out of its operations in the ordinary course of business, most of which relate to employment matters and commercial claims. While the outcome of these routine claims and legal proceedings cannot be predicted with certainty, management does not believe that these claims will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows.
The Company has entered into employment agreements with executive officers and certain employees. These employment agreements include severance arrangements, which provide for various payments upon cessation of employment, depending on the circumstances. Termination without cause as defined in these agreements can result in payment of all salary and benefits through remaining term of the agreement. These agreements also contain change-of-control provisions. Under each agreement, a change-of-control means a sale of the Company, which involves the transfer of over 50% of our capital stock or sale of substantially all of our assets to a single unrelated entity during the employment. Upon a change-of-control, payments of two-to-three times annual salary will be triggered.

DesignLine International Holdings, LLC
Notes to Unaudited Consolidated Financial Statements
8. Subsequent Events
On July 22, 2009, the Company converted from a limited liability company to a C-corporation by merging with and into DesignLine International Corporation, a Delaware corporation. Each of the 31,921,000 outstanding ownership units in the limited liability company was exchanged for one share of common stock, par value $0.0001, of DesignLine International Corporation. The consolidated financial statements have not been retrospectively revised to reflect this change.
In July 2009, the Company executed a letter of intent with an investment advisor to facilitate the acquisition of a public company for the purpose of providing the Company with additional capital-raising alternatives. The Company also executed an engagement letter with an additional investment advisor to identify investors as a source of potential financing in the form of a private investment in public equity, in convertible debt or equity, or in a combination thereof.
On September 3, 2009, the Company executed an Asset Purchase and Technology Transfer Agreement with Transportation Techniques, LLC. This agreement provides the Company with intellectual property including patents related to hybrid technology, trademarks and vehicle designs. In exchange for the assets acquired, the Company has issued a $750,000 note payable and 880,000 shares of common stock. The promissory note, is secured by a lien on the patents acquired, bears interest at 3.25% per annum and matures on December 15, 2009. Due to the recent closing of this transaction, the Company has not yet completed the related purchase accounting.
Between the end of the second quarter of 2009 and September 30, 2009, the Company has raised an additional $3,531,074 through the issuance of convertible subordinated notes and sale of common shares.